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                                                                     EXHIBIT 4.2



                                  WARRANT AGREEMENT


         This Warrant Agreement, dated as of December __, 1996 between Aramex International Limited, a Bermuda corporation organized under the laws of Bermuda (the "COMPANY"), and Commonwealth Associates ("COMMONWEALTH").

         WHEREAS, the Company and Commonwealth, as Representative of a group of underwriters (the "UNDERWRITERS"), have entered into an Underwriting Agreement, dated as of December __, 1996 (the "UNDERWRITING AGREEMENT"), pursuant to which the Underwriters agreed, severally and not jointly, to purchase an aggregate of 1,000,000 shares of the Common Stock, $0.01 par value per share, of the Company (the "COMMON STOCK"), and engage in a public offering of such shares (the "OFFERING");

         WHEREAS, in consideration for Commonwealth's commitment to act as Representative of the Underwriters in the Offering and the payment to the Company of one hundred dollars ($100), the Company has agreed to issue warrants to Commonwealth to purchase an aggregate of 100,000 additional shares of the Common Stock at a price equal to 120% of the public offering price of the shares of Common Stock sold in the Offering; and

         WHEREAS, on the date hereof, the Company and the Underwriters completed the purchase and sale of the Common Stock contemplated by the Underwriting Agreement.

         NOW, THEREFORE, in consideration of the premises, the agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Commonwealth agree as follows:


                                      ARTICLE I

         Section 1.01. DEFINITION OF TERMS. As used in the Agreement, the following capitalized terms shall have the meanings provided therefor in this
Section 1.01 or elsewhere as referred to in this Section 1.01:

         (a) BUSINESS DAY. A day other than a Saturday, Sunday or other day on which banks in the State of New York are authorized by law to remain closed.

         (b) CHANGE-IN-CONTROL. Any of: (i) the acquisition of substantially all the assets of the Company by any person (including entity) or group of persons; (ii) the participation by the Company in a merger or consolidation of which the Company is not in economic substance the surviving entity; or (iii) the beneficial ownership (within the meaning of Rule 13d-3 under the Exchange act) of more than 50% of the voting stock of the Company at any time after the date hereof, by any individual, corporation, partnership or other person or entity (together with its "Affiliates" and "Associates," as defined in Rule 12b-2 under the Exchange Act) who or which as of a date twelve (12) months earlier did not have such a voting stock ownership position of more than 50% of the Company's or its predecessors' stock.

         (c)  COMMISSION.  The Securities and Exchange Commission.

         (d)  COMMON STOCK.  See Preamble.

         (e) COMMON STOCK EQUIVALENT. Warrants, options, subscriptions or purchase rights with respect to shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities.

         (f) ELIGIBLE HOLDERS. As of a particular date, all of the holders of Warrants or Warrant Shares.

         (g)  EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

         (h) EXERCISE PRICE. $___ per Warrant Share, as such price may be adjusted from time to time pursuant of Article III hereof.

         (i)  EXERCISE TIME.  The date and time which falls on the earlier of
(i) 9:00 A.M., New York time, on December __, 1997, or (ii) the effective date and time of any Change-in-Control of the Company.

         (j) EXPIRATION DATE. 5:00 P.M., New York time, on December __, 2001, or if such day is not a Business Day, the next succeeding day which is a Business Day.

         (k)  NASD.   National Association of Securities Dealers, Inc. and
NASDAQ: the Nasdaq National Market.

         (l)  OFFERING.  See Preamble.

         (m) PERSON. An individual, partnership, joint venture, corporation, trust, unincorporated organization or government or any department or agency thereof.

         (n)  REGISTRATION RIGHTS AGREEMENT.   See Section 6.01.

         (o)  REGISTRATION STATEMENT.   Any registration statement of the
Company filed or to be filed with the SEC which covers any of the Warrant Shares, including all amendments

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(including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

         (p)  SECURITIES ACT.   The Securities Act of 1933, as amended.

         (q)  TRANSFER.  See Section 5.02.

         (r)  UNDERWRITERS.  See Preamble.

         (s)  UNDERWRITING AGREEMENT.  See Preamble.

         (t) WARRANTHOLDER. Commonwealth and any other holders of Warrants which have been transferred or assigned to such Persons in accordance with the terms of this Agreement.

         (u) WARRANTS. The Warrants represented by the initial Warrant Certificate issued to Commonwealth hereunder and all other Warrant Certificates that may be issued in its or their place (together initially evidencing the right to purchase an aggregate of 100,000 shares of Common Stock).

         (v) WARRANT SHARES. Common Stock purchasable upon exercise of the Warrant or any other securities for which the Warrants may become exercisable pursuant to Section 3.01 hereof.

                                      ARTICLE II
                       GRANT, DURATION AND EXERCISE OF WARRANTS

         Section 2.01. GRANT OF WARRANTS. In exchange for the payment of one hundred ($100.00) dollars, the Warrantholder is hereby granted the right to purchase the Warrant Shares, at any time on or after the Exercise Time and before the Expiration Date, at the Exercise Price, subject to the terms and conditions of this Agreement. Except as set forth herein, the Warrant Shares are in all respects identical to the shares of Common Stock being purchased by the Underwriters for resale in the Offering pursuant to the terms and provisions of the Underwriting Agreement.

         Section 2.02. WARRANT CERTIFICATE. The warrants shall be evidenced by one or more Warrant Certificates (each a "WARRANT CERTIFICATE") in the form of EXHIBIT A hereto and made a part hereof, with such appropriate insertions, omissions, substitutions and other variations as required or permitted by this Agreement.

         Section 2.03. DURATION OF WARRANTS. The Warrantholder may exercise the Warrants at any time and from time to time after the Exercise Time, and before 5:00 P.M., New

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York time, on the Expiration Date.  If any of the Warrants are not exercised on the Expiration date, they shall become void.

         Section 2.04.  EXERCISE OF WARRANTS.

         (a)  The Warrantholder may exercise any of the Warrants, as follows:

                   (i) By presentation and surrender of the Warrant Certificate representing the Warrants to the Company at its principal executive offices or at the office of its stock transfer agent, if any, with a subscription form in the form attached hereto as ANNEX A duly executed and accompanied by payment of the full Exercise Price for each Warrant Share to be purchased; or

                   (ii) By presentation and surrender of the Warrant Certificate representing the Warrants to the Company at its principal executive offices with a Net Exercise Form in the form attached hereto as ANNEX B duly executed (a "NET EXERCISE"). In the event of a Net Exercise, the Warrantholder shall exchange the Warrant Certificate representing the Warrants for that number of Warrant Shares determined by multiplying (A) the number of shares of common stock for which the Warrants are then exercisable, by (B) a fraction, the numerator of which shall be the difference between the then current market price per Warrant Share and the Exercise Price, and the denominator of which shall be the then current market price per warrant Share. For purposes of any computation under this
    Section 2.04 (a)(ii) only, the then current market price per share of Common Stock at any date shall be deemed to be the last sale price of the Common Stock on the business day prior to the date of the Net Exercise or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices of the Common Stock on such day, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price of the Common Stock as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price of the Common Stock as determined by the Board of Directors.

         (b) Upon receipt of the Warrant Certificate representing the Warrants, in the case of Section 2.04(a)(i), with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which the warrants are then being exercised, or, in the case of Section 2.04(a)(ii), with the Net Exercise Form duly executed, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which the Warrants are being exercised (adjusted to reflect the effect of any antidilution provisions contained in Article III hereof, if any, and as provided in Section 2.06) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. The Warrantholder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that

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the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrantholder. If at the time any warrants are exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of such Warrants, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrant Shares, as may be reasonably required in the opinion of counsel to the Company to permit the Warrant Shares to be issued without such registration.

         (c) In case the Warrantholder shall exercise Warrants with respect to less than all of the Warrant Shares that may be purchased under the Warrant Certificate representing the Warrants, the Company shall execute a new Warrant Certificate in the form of EXHIBIT A hereto representing warrants to purchase the balance of such Warrant Shares and deliver such new Warrant Certificate to the Warrantholder.

         (d) The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issue of any Warrant Shares to the Warrantholder.

         Section 2.05. RESERVATION OF SHARES. The Company hereby represents that there are now, and agrees that at all times there shall be, reserved for issuance and delivery upon exercise of the Warrants such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of the Warrants. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

         Section 2.06. FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of any Warrants, and in any case where the Warrantholder would, except for the provisions of this Section 2.06, be entitled under the terms of this Warrant Agreement to receive a fraction of a share upon the exercise of any Warrants, the Company shall, upon the exercise of such Warrants in accordance with Section 2.04, issue the largest number of whole shares purchasable upon exercise of such Warrants. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

         Section 2.07. LISTING. Prior to the issuance of any Warrant Shares upon exercise of any of the Warrants, the Company shall secure the listing of such Warrant Shares upon each national securities exchange or automated quotation system, if any, upon which shares of the Common Stock are then listed (subject to official notice of issuance upon exercise of such Warrants) and shall maintain, so long as any other shares of the same class of capital stock shall be so listed, such listing of all Warrant Shares from time to time issuable upon the exercise of such Warrants; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing of any other shares of capital stock of the

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Company issuable upon the exercise of any Warrants if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

                                     ARTICLE III
                   ADJUSTMENT OF NUMBER AND KIND OF WARRANT SHARES
                          PURCHASABLE AND OF EXERCISE PRICE

         The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

         Section 3.01.  MECHANICAL ADJUSTMENTS.

         (a) If at any time prior to the exercise of the Warrants in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the number and kind of Warrant Shares and the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if the Warrants had been exercised in full immediately prior to such event, it would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, or the effective date, in the case of a subdivision, combination, recapitalization, to allow the purchase of such aggregate number and kind of shares; provided, however, that the provisions of this Section 3.01(a) shall not apply to any grants or issuances under any existing stock option plan of the Company.

         (b) If at any time prior to the exercise of the Warrants in full, the Company shall fix a record date for the issuance or making a distribution to all holders of Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.01 (a), regular cash dividends or cash distributions paid out of net profits legally available therefor and in the ordinary course of business and subscription rights, options or warrants for Common Stock or Common Stock equivalents) (any such non-excluded event being herein called a "SPECIAL DIVIDEND"), the Exercise Price shall be decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the then current market price per share of the Common Stock (as defined in Section 3.01(e)) on such record date less the fair market value (as determined by the Company's

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Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights, options or warrants applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock ( as so determined).
Any adjustment required by this paragraph 3.01(b) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

         (c) If at any time prior to the exercise of the Warrants in full, the Company shall make a distribution to all holders of the Common Stock of a subsidiary of the Company or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of the Warrants, each Warrantholder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Warrantholder would have been entitled if such Warrantholder had exercised all of the Warrants immediately prior thereto, all subject to further adjustment as provided in this Article III, and the Company shall reserve, for the life of the Warrants, such securities of such subsidiary or other corporation; provided, however, that no adjustment in respect of dividends or interest on such stock or other securities shall be made during the term of the Warrants or upon their exercise.

         (d) For the purpose of any computation under Section 3.01(b), the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for 20 consecutive trading days commencing 30 trading days before such date. The closing price for each day shall be the last sale price regular way or, in case no such reported sales take place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange, the representative closing bid price as reported by NASDAQ, or other similar organization if NASDAQ is no longer reporting such information, or if not so available, the fair market price as determined by the Board of Directors.

         (e) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Notwithstanding anything in this Section 3.01 to the contrary, the Exercise Price shall not be reduced to less than the then existing par value of the Common Stock as a result of any adjustment made hereunder.

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         (f)  In the event that at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 3.01(a) or this paragraph 3.01(f).

         Section 3.02.  NOTICES OF ADJUSTMENT.  Whenever there is, pursuant to
Section 3.01 hereof, any adjustment in the number and kind of Warrant Shares purchasable hereunder or any adjustment of the Exercise Price therefor, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number and kind of stock, securities or assets, as the case may be, purchasable upon the exercise of the Warrants and the Exercise Price therefor, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

         Section 3.03.  PRESERVATION OF PURCHASE RIGHTS IN CERTAIN
TRANSACTIONS. In case of any reclassification, capital reorganization or other change of outstanding shares of Common stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of the Warrants) or in case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause such successor or purchasing corporation, as the case may be, to execute with the Warrantholder an agreement granting the Warrantholder the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive upon exercise of the Warrants the kind and amount of shares and other securities and property which he would have owned or have been entitled to receive, after the happening of such reclassification, change, consolidation, merger, sale or conveyance, had the Warrants been exercised immediately prior to such action. Such agreement shall provide for adjustments in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article III. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of , a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Article III. The provisions of this Section 3.03 shall similarly apply to successive reclassification, capital reorganizations, consolidations, mergers, sales or conveyances.

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         Section 3.04.  FORMS OF WARRANT AGREEMENT AND WARRANT CERTIFICATES
AFTER ADJUSTMENTS. The forms of this Warrant Agreement and any Warrant Certificates issued in connection herewith need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the applicable Warrant Certificate, as initially issued.

         Section 3.05. TREATMENT OF WARRANTHOLDER. Prior to due presentment for registration of transfer of the Warrants, the Company may deem and treat the Warrantholder as the absolute owner of the Warrants (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                      ARTICLE IV
                 OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

         Section 4.01. NO RIGHTS AS SHAREHOLDERS NOTICE TO WARRANT HOLDERS. Nothing contained in the Warrant Agreement or any Warrant Certificate shall be construed as conferring upon the Warrantholder the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder by certified mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

         (a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a regular cash dividend or cash distribution paid out funds legally available therefor and in the ordinary cause of business) to all holders of Common Stock;

         (b) the Company shall authorize the issuance to all holders of Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

         (c) a dissolution, liquidation or winding up of the Company shall be proposed; or

         (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than consolidation or merger which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

         Such giving of notice shall be initiated at least ten Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or issuance, or for the determination of the shareholders entitled to such dividend, distribution or issuance, or for the determination of the shareholders entitled to vote on such proposed reorganization, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or issuance, or such proposed reorganization, dissolution, liquidation or winding up.

         Section 4.02. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue new Warrant Certificate representing warrants of like denomination and tenor as, and in substitution for, such Warrant Certificate.

                                      ARTICLE V
                                SPLIT-UP, COMBINATION
                          EXCHANGE AND TRANSFER OF WARRANTS

         Section 5.01. SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS. Subject to the provisions of Section 5.02 hereof, any Warrant Certificate issued pursuant to this Warrant Agreement may be split up, combined or exchanged for another Warrant Certificate or Certificates containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange any Warrant Certificate issued pursuant to the Warrant Agreement, it shall make such request in writing delivered to the Company and shall surrender to the Company such Warrant Certificate to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the person or persons entitled thereto a Warrant Certificate or any Warrant Certificate issued pursuant to this Warrant Agreement, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in (i) the issuance of Warrant Certificates entitling the Warrantholder thereof to purchase upon exercise a fraction of a Warrant Share or a fractional Warrant or (ii) more than a total of 20 Warrant Certificates outstanding representing, in the aggregate, the right to purchase the Warrant Shares represented by the Warrant Certificate originally issued to Commonwealth. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

         Section 5.02. RESTRICTIONS OR TRANSFER. Neither this Warrant Agreement nor the Warrant Shares may be disposed of or encumbered (any such action, a "TRANSFER") prior to December __, 1997, except to Commonwealth, any of the other Underwriters, any successor to the business of any such company, or any partner or officer of any such company. There shall be no restriction on the ability of Commonwealth to transfer beneficial interest in the Warrants to its successors, partners, directors, officers or employees, or to the officers, employees or partners of any such successor or partner, provided that any such transfers of beneficial interest and any Transfers shall be made only in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder. If at the time of a Transfer, a Registration Statement is not in effect to register the Warrants or the Warrant Shares, the Company may require the Warrantholder to make such representations, and may place such legends on certificates representing the Warrants, as may be reasonably required in the opinion of counsel to the Company to permit a Transfer without such registration.

                                      ARTICLE VI
                                 REGISTRATION RIGHTS

         Section 6.01. INCIDENTAL REGISTRATIONS. If, at any time during the four-year period commencing on December __, 1997, the Company shall file a registration statement (other than on Form S-4, Form S-8, or any successor forms) to register shares of Common Stock for its own account with the Commission while any Warrants or Warrant Shares are outstanding, the Company shall give all of the Eligible Holders at least 45 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 30 days after receipt of any such notice, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders), register or qualify all or, at each Eligible Holder's option, any portion of the Warrant Shares of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent required to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to cause (i) such registration statement to become effective as promptly as practicable and (ii) to keep such registration statement effective for at least twelve (12) months. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise the Company in writing that, in its opinion, the distribution of all or a portion of the Warrant Shares requested to be included in the registration concurrently with the securities being registered by the Company, would materially adversely affect the distribution of such securities by the Company for its own account, then the number of Warrant Shares held by such Eligible Holder to be included in such registration statement shall be reduced to the extent advised by such managing underwriter, but not in greater proportion than the smallest proportionate reduction in the number of shares of Common Stock included in the registration statement for the account of any person other than the Company.

         Section 6.02. DEMAND REGISTRATION. If, on any one occasion during the four-year period commencing on December __, 1997, the Company shall receive a written request from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding would own) a majority of the total number of shares of Common Stock then included (or upon such exercises would be included) in the Warrant Shares to register the sale of all or part of such Warrant Shares, the Company shall, at the Company's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts, if any, payable in respect of the Warrant Shares sold by any Eligible Holder) within sixty (60) days of the receipt of such request, prepare and file with the Commission a registration statement sufficient to permit the public offering and sale of the Warrant Shares through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors and counsel to (i) cause such registration statement to become effective as promptly as practicable and (ii) keep such registration statement effective for at least twelve (12) months. Within three business days after receiving any request contemplated by this Section 6.02, the Company shall give written notice to all other Eligible Holders, advising each of them that the Company is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Warrant Shares, provided that the Company receives a written request to do so from such Eligible Holder within 30 days after receipt by him or it of the Company's notice. If, in connection with any underwritten registration initiated pursuant to this Section 6.02, the underwriter of such registration advises the Eligible Holders that marketing factors require a limitation of the number of shares to be underwritten, no Warrant Shares requested by an Eligible Holder to be included in such registration shall be excluded from the underwriting unless all securities other than Warrant Shares are first excluded. The Company shall have no obligation to prepare and file a registration statement as contemplated by this Section 6.02 provided that, within twenty days of its receipt of a request for registration with respect to the Warrants or the Warrant Shares, it agrees to purchase the Warrants or the Warrant Shares from the requesting holders thereof at a price, in the case of the Warrants, equal to the difference between the Exercise Price and the then current market price of the Common Stock and, in the case of the Warrant Shares, at the then current market price of the Common Stock. The current market price of the Common Stock, as used in this context, shall mean the average of the closing bid and ask prices of the Common Stock during the five business day period preceding the request for registration made by the holders of the Warrants or the Warrant Shares.

         Section 6.03. STATE SECURITIES LAW COMPLIANCE. In the event of a registration pursuant to the provisions of this Article VI, the Company shall use its best efforts to cause the Warrant Shares so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holders may reasonably request; provided, however, that the Company shall not be required to qualify to do business in any state by reason of this Section 6.03 in which it is not otherwise required to qualify to do business.

         Section 6.04. REGISTRATION STATEMENTS. The Company shall keep effective any registration or qualification contemplated by this Article VI for at least twelve (12) months and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for such period of time (or such shorter period as shall be required to permit the Eligible Holders to complete the offer and sale of the Warrant Shares covered thereby); provided, however, that, if the Company is required to keep any such registration of qualification in effect as its relates to securities other than the Warrant Shares beyond such twelve month period, the Company shall keep any such qualification or registration in effect as it relates to the Warrant Shares for so long as such registration or qualification remains or is required to remain in effect of such other securities.

         Article 6.05. PROSPECTUS. In the event of a registration pursuant to the provisions of this Article VI, the Company shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (including each preliminary prospectus and final prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents as any Eligible Holder may reasonably request to facilitate the disposition of the Warrant Shares included in such registration.

         Article 6.06. OPINIONS OF COUNSEL. In the event of a registration pursuant to the provisions of Article VI, the Company shall furnish each Eligible Holder of any Warrant Shares so registered and, in the case of an underwritten offering, shall furnish the underwriters thereof, with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus or any amendment or supplement thereto has been issued, nor has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented and, in the case of an underwritten offering, to such further effect as the underwriters may reasonably request. Such opinion, or a "blue sky" survey or memorandum furnished at the Company's expense, shall also state the jurisdictions in which the Warrant Shares have been registered or qualified for sale pursuant to the provisions of Section 6.03.

         Section 6.07. INDEMNITY AND UNDERWRITING AGREEMENTS. In the event of an underwritten registration pursuant to the provision of the Article VI, the Company and, upon the request of the underwriter of the registration, any Eligible Holder who requests to have Warrant Shares included in such registration pursuant to Section 6.01, shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Warrant Shares; provided that no Eligible Holder shall be required to make representation or warranty or agree to any obligation in respect of indemnity or contribution except as to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application (as defined below), in reliance upon and in conformity with written information furnished to the Company with respect to the Eligible

Holder by or on behalf of the Eligible Holder expressly for inclusion in any such registration statement, preliminary prospectus, or any amendment or supplement thereto, or in any application, as the case may be.

         Section 6.08. RULE 144 INFORMATION. The Company agrees that until all the Warrant Shares have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Warrant Shares to sell such securities under Rule 144.


                                     ARTICLE VII
                                      INDEMNITY

         Section 7.01. INDEMNITY BY THE COMPANY. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this Article VII, without limitation, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement, or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Warrant Shares, or (B) in any application or other document or communication (in this Article VII collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrant shares under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant or agreement of the Company contained in the Warrant Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Warrant Agreement.

         If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents or counsel, or any controlling persons of such person (an

"indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability other than pursuant to this Section 7.01) and the Company shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses.
Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company, and the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Article VII to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each indemnified party from all liability in respect of such action. The Company agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceeding against the Company or any of its officers or directors in connection with the sale of any Warrant Shares or any preliminary prospectus, prospectus, registration statement or amendment or supplement thereto, or any application relating to any sale of any Warrant Shares.

         Section 7.02. INDEMNITY BY ELIGIBLE HOLDERS. Each Eligible Holder participating in any such registration shall indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the registration statement covering Warrant Shares held by the Eligible Holder, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Company to the Eligible Holders in Section 7.01, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to such Eligible Holder by or on behalf of such Eligible Holder expressly for inclusion in any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified, based on any such registration statement, preliminary prospectus or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against such Eligible Holder pursuant to this
Section 7.02, such Eligible Holder shall have the rights and duties given to the Company and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 7.01.

         Section 7.03. CONTRIBUTION. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to section 7.01 or 7.02 (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any director of the Company, any officer of the Company who signed any such registration statement, any controlling person of the Company, and its or their respective counsel), as one entity, and the Eligible Holders of the Warrant Shares included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of the Company and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission shall be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by such Eligible Holders, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Warrantholder agree that it would be unjust and inequitable if the respective obligations of the Company and the Eligible Holders for the contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages and expenses (even if the Eligible Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 7.03. In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its PRO RATA share based on the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrant Shares) by it and included in such registration as compared to the number of shares of Common Stock owned (or which would be owned upon exercise of all Warrant Shares) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 7.03, each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent and counsel of each such Eligible Holder or control person and each, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act, each officer of the Company who shall have signed any such registration statement, each director of the Company and its or their respective counsel shall have the same right to contribution as the Company, subject in each case to the provisions of this Section 7.03. Anything in this Section 7.03 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 7.03 is intended to supersede any right to contribution under the Securities Act, the Exchange Act or otherwise.

                                     ARTICLE VIII
                                    OTHER MATTERS

         Section 8.01. COMPANY REPRESENTATION. The Company hereby represents and warrants that (i) all necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Warrant Agreement and any Warrant Certificates issued in connection herewith and, upon exercise of the Warrants or any successor warrants, the issuance of the Warrant Shares, and (ii) this Warrant Agreement and the initial Warrant Certificate representing the Warrants issued to Warrantholder Associates have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by generally equitable principles.

         Section 8.02. SUCCESSORS AND ASSIGNS. All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrantholder shall bind and inure to the benefit of their respective successor and assigns hereunder.

         Section 8.03. NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Warrantholder or otherwise conflicts with the provisions hereof. The rights granted to the Warrantholder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.

         Section 8.04. INTEGRATION/ENTIRE AGREEMENT. This Warrant Agreement, any Warrant Certificate issued in connection herewith and the Underwriting Agreement are intended by the parties as final expressions of their agreement and intended to be complete and exclusive statements of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Warrant Agreement, any Warrant Certificates issued hereunder and the Underwriting Agreement supersede all or prior agreements and understandings between the parties with respect to such subject matter.

         Section 8.05. AMENDMENTS AND WAIVERS. The provisions of this Warrant Agreement may not be amended, notified, supplemented or waived except pursuant to a written instrument signed by the Company and a majority in interest of the Eligible Holders.

         Section 8.06. SURVIVAL. The obligations of the Company, the Warrantholder and each Eligible Holder under Articles V, VI, VII and VIII of this Warrant Agreement shall survive the exercise of all of the Warrants.

         Section 8.07. GOVERNING LAW. This Warrant Agreement and any Warrant Certificate issued in connection herewith shall be governed by and construed in accordance with the internal laws of the State of New York.

         Section 8.08. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect, and of the remaining provisions contained herein, shall not be affected or impaired thereby.

         Section 8.09. ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Warrant Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorney's fees and disbursements in addition to its costs and expenses and any other available remedy.

         Section 8.10. NOTICE. Any notices or certificates by the Company to the Warrantholder and by the Warrantholder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Warrantholder at 733 Third Avenue, New York, New York 10017 or, if the Warrantholder has designated by notice in writing to the Company any other address, to such other address, and if to the Company, addressed to it at: 2 Badr Shaker Alsayyab Street, Um Uthayna, Amman, Jordan,
Attention: Mr. Fadi Ghandour.

         The Company may change its address by written notice to the Warrantholder and the Warrantholder may change its address by written notice to the Company.

         IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the Company under its corporate seal as of the ____ day of December, 1996.


                                       ARAMEX INTERNATIONAL LIMITED


                                       By:
                                           -------------------------------
                                           Title:



ACCEPTED AND AGREED

COMMONWEALTH ASSOCIATES

By: COMMONWEALTH ASSOCIATES
    MANAGEMENT COMPANY, INC.

By:
   -----------------------------
   Name:
   Title:

                                                                    EXHIBIT A TO
                                                               WARRANT AGREEMENT


THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON THE EXERCISE THEREOF MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

VOID AFTER 5:00 P.M., NEW YORK TIME, ON DECEMBER __, 2001 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., NEW YORK TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

THE TRANSFER, ASSIGNMENT, PLEDGE AND HYPOTHECATION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE TO OTHER THAN THE PARTNERS, DIRECTORS, OFFICERS OR EMPLOYEES OF COMMONWEALTH ASSOCIATES (OR OF ANY SUCCESSOR THERETO OR PARTNER THEREOF PRIOR) TO DECEMBER __, 1997 IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.



                           WARRANT CERTIFICATE REPRESENTING
                          WARRANTS TO PURCHASE SHARES OF THE
                        COMMON STOCK, $.01 PAR VALUE PER SHARE
                                          OF
                            ARAMEX INTERNATIONAL LIMITED

No. W-__                                                          _______ Shares


         This certifies that ________________ (the "WARRANTHOLDER") is entitled to purchase from Aramex International Limited, a corporation incorporated under the laws of Bermuda (the "COMPANY"), subject to the terms and conditions hereof, at any time on or after the earlier of (i) 9:00 A.M., New York time, on December __, 1997, or (ii) the effective date of any Change-in-Control (as defined in the Warrant Agreement described below) of the Company and before 5:00 P.M., New York time on December __, 2001 (or, if such day is not a Business Day (as defined in the Warrant Agreement described below), at or before 5:00 P.M., New York time, on the next following Business Day), _______ fully paid and non-assessable shares of the Common Stock, $0.01 par value per share, of the Company stated above at the initial exercise price, subject to adjustment in certain events (the "EXERCISE PRICE"), of $______ per share of Common Stock upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of December __, 1996, between the Company and Commonwealth Associates (the "WARRANT AGREEMENT"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company and by surrender of this Warrant Certificate in accordance with the terms of the Warrant Agreement. Notwithstanding the foregoing, the Warrants represented by this Warrant Certificate may be exercised pursuant to Section 2.04(a)(ii) of the Warrant Agreement by delivery hereof with a Net Exercise Form.

         All capitalized terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         No Warrant may be exercised after 5:00 p.m., New York time, on December __, 2001 (the "EXPIRATION DATE"), after which time all Warrants evidenced hereby, unless exercised prior thereto, shall be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company, the Warrantholder, and any other holders of the Warrant.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and/or the type and/or number of the Company's securities issuable hereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the Warrantholder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrant; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or other impair, the rights of the Warrantholder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any change.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

         The Company may deem and treat the registered holder(s) as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.


         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of _____________, 199__



                                       ARAMEX INTERNATIONAL LIMITED


[SEAL]                                 By:
                                           -------------------------------
                                           Name:
                                           Title:


Attest:



-------------------------
Secretary

                                                                         ANNEX A


                                  SUBSCRIPTION FORM
                  (To be executed upon exercise of Warrant pursuant
                                to Section 2.04(a)(i))


Aramex International Limited:

         The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______ shares of Common Stock, as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $__________.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:


                             Name:
                                   ---------------------------------------------
                                  NOTE: The above signature should correspond exactly with the name on the first page of the within Warrant Certificate or with the name of the assignee appearing in the Assignment attached hereto.


         And if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher number of shares.

                                                                         ANNEX B


                                  NET EXERCISE FORM
                       (To be executed upon exercise of Warrant
                           pursuant to Section 2.04(a)(ii))


Aramex International Limited:


         The undersigned hereby irrevocably elects a Net Exercise of the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, ______ shares of Common Stock, as provided for in Section 2.04(a)(ii) therein. Attached hereto is a Schedule showing the undersigned's calculation of the number of Shares issuable on such Net Exercise.

         Please issue a certificate or certificates for such Common Stock in the name of, and pay any cash for any fractional share to:


                                   Name:
                                        --------------------------------------
                                        (Please Print Name, Address
                                         and Social Security No.)


                                   Signature:
                                             ---------------------------------
                                             NOTE:  The above signature should
                                             correspond exactly with the name
                                             on the first page of the within
                                             Warrant Certificate or with the
                                             name of the assignee appearing in
                                             the Assignment attached hereto.